UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 22, 2009
Date of Report
(Date of earliest event reported)

Access National Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-49929	82-0545425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Robert Fulton Drive, Suite 300, Reston, VA 20191
(Address of principal executive offices) (Zip Code)

(703) 871-2100
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Access National Corporation (Nasdaq: ANCX) announced on September 22, 2009 that Martin Friedman has been appointed to its Board of Directors effective September 22, 2009.  Mr. Friedman was also appointed to the Board of Access National Bank (the “Bank”) and will serve on the Bank’s Loan Committee. Mr. Friedman will be compensated for his services as a Director in the same manner as other non-employee Directors. The cash compensation includes a prorated portion of the $36,000 annual retainer. Mr. Friedman is also eligible to receive incentive awards determined by, and in the discretion of, the Board’s Compensation Committee. A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	-	Not applicable.
(b)	-	Not applicable.
(c)	-	Not applicable.

(d)		Exhibits.

Exhibit 99.1	Press Release dated September 22, 2009, regarding appointment of Martin Friedman to the Board of Directors of Access National Corporation and Access National Bank.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION
(Registrant)

Date:	September 24, 2009	By:	/s/ Michael W. Clarke
		Name:	Michael W. Clarke
		Title:	President & Chief Executive Officer